Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

REVANCE THERAPEUTICS, INC.

at

$3.10 per share, net in cash, without interest and less any required tax withholding

Pursuant to the Offer to Purchase dated December 12, 2024

by

REBA MERGER SUB, INC.

a wholly owned subsidiary

of

CROWN LABORATORIES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON JANUARY 13, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 12, 2024

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 12, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal, dated December 12, 2024 (the “Letter of Transmittal”), in connection with the offer by Reba Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Crown Laboratories, Inc., a Delaware corporation (“Crown”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Revance Therapeutics, Inc., a Delaware corporation (“Revance”), at a purchase price of $3.10 per Share (the “Offer Price”), net to the stockholder in cash, without interest and less any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is Revance’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF REVANCE UNANIMOUSLY RESOLVED TO RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $3.10 per Share.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Amended and Restated Agreement and Plan of Merger, dated December 7, 2024 (as it may be amended from time to time, the “A&R Merger Agreement”), by and among Revance, Crown and Merger Sub. The A&R Merger Agreement amends, restates and supersedes the Agreement and Plan of Merger, dated as of August 11, 2024, by and among Revance, Crown and Merger Sub. Pursuant to the A&R Merger Agreement after consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Revance pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the A&R Merger Agreement, with Revance continuing as the surviving corporation and becoming a wholly owned subsidiary of Crown (the “Merger”).

4. The Board of Directors of Revance unanimously (i) determined that the A&R Merger Agreement, providing for the Offer and the Merger in accordance with Section 251(h) of the DGCL upon the terms and subject to the conditions set forth in the A&R Merger Agreement, and the Transactions contemplated by the A&R Merger Agreement are advisable and in the best interests of Revance and Revance’s stockholders; (ii) approved the execution and delivery of the A&R Merger Agreement by Revance, the performance by Revance of its covenants and other obligations thereunder, and the consummation of the Offer and the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that Revance’s stockholders tender their Shares to Merger Sub pursuant to the Offer, upon the terms and subject to the conditions set forth therein; and (iv) resolved that the Merger shall be effected under Section 251(h) of the DGCL.

5. The Offer and withdrawal rights will expire at the Expiration Time. The term “Expiration Time” means one minute past 11:59 P.M., Eastern Time, on January 13, 2025, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the A&R Merger Agreement, in which case the term “Expiration Time” means such subsequent time on such subsequent date.

6. The Offer and the Merger are not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (nor will tenders be accepted from or on behalf of holder of) the holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

All Outstanding Shares of Common Stock

of

REVANCE THERAPEUTICS, INC.

at

$3.10 per share, net in cash, without interest and less any required tax withholding

Pursuant to the Offer to Purchase dated December 12, 2024

by

REBA MERGER SUB, INC.

a wholly owned subsidiary

of

CROWN LABORATORIES, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 12, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal, dated December 12, 2024 (the “Letter of Transmittal”), in connection with the offer by Reba Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Crown Laboratories, Inc., a Delaware corporation (“Crown”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Revance Therapeutics, Inc., a Delaware corporation, at a purchase price of $3.10 per Share, net to the stockholder in cash, without interest and less any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that Merger Sub will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and such determination will be final and binding, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court.

1. Merger Sub reserves the absolute right to (i) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in Merger Sub’s opinion, be unlawful and (ii) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.

2. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Merger Sub’s satisfaction.

3. None of Merger Sub, Crown or any of their respective affiliates or assigns, Computershare Trust Company, N.A., in its capacity as the depositary and paying agent, Georgeson LLC, in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Number of Shares to be Tendered	SIGN HERE

Shares*:	Signatures
Account No.:
Dated:
Please Print Name(s) and Address(es) Here
Area Code and Phone Number

Tax Identification Number or Social Security Number

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